UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of                 Certain Officers; Compensatory Arrangements of Certain Officers.

Jeremy Hayden, the General Counsel and Corporate Secretary of Endologix, Inc. (the “Company”) resigned effective as of April 17, 2020. Mr. Hayden’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Leslie Norwalk has notified the Company that she intends to resign as a member of the Board of Directors of the Company (the “Board”) effective as of the date of the Company's 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which is currently scheduled to be held on June 9, 2020. Accordingly, Ms. Norwalk will not stand for re-election at the Annual Meeting. Ms. Norwalk is currently the Chair of the Nominating, Governance and Compliance Committee of the Board. Ms. Norwalk will continue to serve as a director and Chair of the Nominating, Governance and Compliance Committee until the date of the Annual Meeting. Ms. Norwalk’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: April 22, 2020	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer